Exhibit 99.2

Please note that the rights issue referenced in this letter (the “Rights Issue”) is being made in the United States pursuant to a prospectus (the “Prospectus”) and related registration statement filed by Barclays PLC (“Barclays”) with the United States Securities and Exchange Commission (the “SEC”) on September 16, 2013. Before investing, ADS holders should read the Prospectus in that registration statement, as it may be amended from time to time, and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the Rights Issue. ADS holders may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov or by accessing the Barclays website at Barclays.com/rightsissue. Pursuant to Rule 173 of the United States Securities Act of 1933, as amended, ADS holders are hereby deemed to have access to the Prospectus. A copy of the Prospectus will not be delivered to an ADS holder unless specifically requested. The Rights Issue in Canada is being made pursuant to a Canadian offering memorandum that includes the Prospectus (the “Canadian Offering Memorandum”). The Canadian Offering Memorandum is available free of charge by accessing Barclays’ website at Barclays.com/rightsissue. If ADS holders would like to request that a copy of the Prospectus or the Canadian Offering Memorandum, as applicable, be mailed to them or for additional copies of the enclosed materials, ADS holders should contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. or Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada).

Rights Issue

of

Barclays PLC

To:	Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
From:	Barclays PLC
Date:	September 16, 2013
Re:	Rights Issue of Barclays PLC

This letter is being distributed to you in connection with the Rights Issue by Barclays. Each holder of record of American Depositary Shares of Barclays (“ADSs”) as of 5:00 p.m. (New York City time) on September 13, 2013 (the “record date”) is entitled to receive one transferable right to purchase one new ADS (an “ADS right”) for every four ADSs held on the record date. Entitlements to ADS rights have been rounded down to the nearest whole number. No fractional ADS rights will be distributed, although holders of ADSs may receive a payment in respect of fractional ADS rights entitlements, as described in the Prospectus. The ADS rights are transferable and are expected to be admitted to trading on The New York Stock Exchange under the ticker symbol “BCS RT”.

Each ADS right entitles the holder to subscribe for one new ADS, as set forth in the Prospectus. To subscribe for new ADSs, ADS holders must deposit $12.34 per new ADS so subscribed with JPMorgan Chase Bank, N.A. (the “ADS rights agent”), which represents 105% of the estimated ADS subscription price, to account for possible exchange rate fluctuations before the U.S. dollar price is finally determined. As each ADS represents four existing ordinary shares, the estimated ADS subscription price is four times the U.S. dollar equivalent of the ordinary share subscription price using an exchange rate of $1.5876 per pound sterling (the closing spot rate as published by Bloomberg at 5:00 p.m. (New York City time) on September 13, 2013). The actual U.S. dollar ADS subscription price will be the U.S. dollar equivalent of four times the ordinary share subscription price of 185 pence per new ordinary share on or about October 2, 2013, as determined by Barclays. If the actual U.S. dollar ADS subscription price is less than the deposited amount, the ADS rights agent will refund the excess amount to the subscribing ADS holder without interest. If there is a deficiency, the ADS rights agent will pay such deficiency on behalf of such ADS holder. The ADS rights agent will not deliver the new ADSs to such subscribing ADS holder until it has received payment of the deficiency. The ADS rights agent may sell a portion of such subscribing ADS holders’ new ADSs to cover the deficiency (including interest and expenses) if not paid by October 9, 2013. Please refer to the Prospectus for further information.

Barclays PLC. Registered in England. Registered No. 48839. Registered Office: 1 Churchill Place, London E14 5HP.

Alternatively, ADS holders may:

(i)	sell all or a portion of the ADS rights on The New York Stock Exchange;

(ii)	if they hold ADS rights in certificated form, direct the ADS rights agent to cancel all or a portion of such ADS rights and, upon payment of the $0.05 per ADS right cancellation fee to the ADS rights agent and any other applicable fees, taxes or expenses, attempt to sell the ordinary share rights underlying such ADS rights on behalf of such ADS holder; or

(iii)	surrender all or a portion of ADS rights to the ADS rights agent and, upon payment of the $0.05 per ADS right cancellation fee to the ADS rights agent, the ADS rights agent will, if so requested in writing, instruct its custodian to transfer the ordinary share rights represented by such ADS rights to an account specified by such ADS holder, in each case pursuant to the terms and subject to the conditions set forth in the Prospectus. Such holder must have a brokerage account established in the U.K. and provide the U.K. brokerage account information in order to cancel ADS rights and receive the underlying ordinary share rights.

If ADS holders take no action with respect to any ADS rights within the time periods prescribed below, such ADS rights will be deemed to have been declined and will lapse. If possible, the new ordinary shares ultimately underlying such ADS rights will be sold on behalf of the ADS holders, as described in the Prospectus. There is no guarantee that it will be possible to sell the new ordinary shares ultimately underlying such ADS rights at a price which results in a payment to ADS holders.

Enclosed herewith for your information and forwarding to your clients is a letter that may be sent to each client for whose account you hold ADSs registered in your name, and a form for obtaining your client’s instructions with regard to the Rights Issue.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee.

We urge you to contact your clients as promptly as possible. In order for you to instruct the ADS rights agent to attempt to sell the ordinary share rights underlying ADS rights on behalf of your clients, a properly completed and executed ADS rights certificate must be received by the ADS rights agent no later than 2:30 p.m. (New York City time) on September 25, 2013. In order for you to surrender ADS rights on behalf of your clients in time to receive the underlying ordinary share rights, a properly completed and executed ADS rights certificate must be received by the ADS rights agent no later than 12:00 p.m. (New York City time) on September 26, 2013. In order for you to exercise ADS rights on behalf of your clients, a properly completed and executed ADS rights certificate, along with payment in full paid with a cashier check drawn on a U.S. bank in U.S. dollars, must be received by the ADS rights agent no later than 2:30 p.m. (New York City time) on October 1, 2013. If you fail to submit appropriate instructions and payment to the ADS rights agent on behalf of your clients by such time the relevant ADS rights will be deemed to have been declined and will lapse.

Barclays will not pay any fees or commissions to any broker, dealer or other person other than the joint global coordinators of the Rights Issue for soliciting subscriptions pursuant to the Rights Issue.

Nothing contained herein or in the enclosed documents shall make you or any other person the agent of Barclays or the ADS rights agent or any agent or affiliate of either of them, or authorize you or any other persons to make any statement or use any document on behalf of any of them in connection with the Rights Issue other than the enclosed documents, the Prospectus and the statements contained therein.

If you have any questions or need assistance regarding the Rights Issue, please call Barclays’ information agent, D.F. King & Co., Inc., at +1 (212) 269-5550 (call collect from outside the U.S. and Canada) or +1 (800) 269-6427 (toll free in the U.S. and Canada).

Please note that the rights issue referenced in this letter (the “Rights Issue”) is being made in the United States pursuant to a prospectus (the “Prospectus”) and related registration statement filed by Barclays PLC (“Barclays”) with the United States Securities and Exchange Commission (the “SEC”) on September 16, 2013. Before you invest, you should read the Prospectus in that registration statement, as it may be amended from time to time, and other documents Barclays has filed, and will file, with the SEC for more complete information about Barclays and the Rights Issue. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov or by accessing the Barclays website at Barclays.com/rightsissue. Pursuant to Rule 173 of the United States Securities Act of 1933, as amended, you are hereby deemed to have access to the Prospectus. A copy of the Prospectus will not be delivered to you unless you specifically request it. The Rights Issue in Canada is being made pursuant to a Canadian offering memorandum that includes the Prospectus (the “Canadian Offering Memorandum”). The Canadian Offering Memorandum is available free of charge by accessing Barclays’ website at Barclays.com/rightsissue. If you would like to request that a copy of the Prospectus or the Canadian Offering Memorandum, as applicable, be mailed to you, please contact D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, +1 (800) 269-6427 (toll free in the U.S. or Canada) or +1 (212) 269-5550 (call collect from outside the U.S. and Canada).

Rights Issue

of

Barclays PLC

To Our Clients:

On July 30, 2013, Barclays announced a Rights Issue, the terms of which are set out in the Prospectus. As described in the Prospectus, for every four American Depositary Shares of Barclays (“ADSs”) held by us in your account as of 5:00 p.m. (New York City time) on September 13, 2013, you have received one transferable right to purchase one new ADS (an “ADS rights”). Entitlements to ADS rights have been rounded down to the nearest whole number. No fractional ADS rights have been distributed, although you may receive a payment in respect of fractional ADS rights entitlements, as described in the Prospectus. The ADS rights are transferable and have been admitted to trading on The New York Stock Exchange under the ticker symbol “BCS RT”.

Each ADS right entitles you to subscribe for one new ADS, as set forth in the Prospectus. To subscribe for new ADSs, you must deposit $12.34 per new ADS so subscribed with JPMorgan Chase Bank, N.A. (the “ADS rights agent”), which represents 105% of the estimated ADS subscription price, to account for possible exchange rate fluctuations before the U.S. dollar price is finally determined. As each ADS represents four existing ordinary shares, the estimated ADS subscription price is four times the U.S. dollar equivalent of the ordinary share subscription price using an exchange rate of $1.5876 per pound sterling (the closing spot rate as published by Bloomberg at 5:00 p.m. (New York City time) on September 13, 2013). The actual U.S. dollar ADS subscription price will be the U.S. dollar equivalent of four times the ordinary share subscription price of 185 pence per new ordinary share on or about October 2, 2013, as determined by Barclays. If the actual U.S. dollar ADS subscription price is less than the deposited amount, the ADS rights agent will refund the excess amount to you without interest. If there is a deficiency, the ADS rights agent will pay such deficiency on your behalf. The ADS right agent will not deliver the new ADSs to you until it has received payment of the deficiency. The ADS rights agent may sell a portion of your new ADSs to cover the deficiency (including interest and expenses) if not paid by October 9, 2013. Please refer to the Prospectus for further information.

Alternatively, you may notify us to:

(i)	sell all or a portion of your ADS rights on The New York Stock Exchange;

(ii)	if we hold your ADS rights in certificated form, direct the ADS rights agent to cancel all or a portion of such ADS rights and, upon payment of the $0.05 per ADS right cancellation fee to the ADS rights agent, attempt to sell the ordinary share rights underlying such ADS rights on your behalf; or

(iii)	surrender all or a portion of your ADS rights to the ADS rights agent at the ADS rights agent’s New York office and, upon payment of the $0.05 per ADS right cancellation fee to the ADS rights agent, the ADS rights agent will, if so requested in writing, instruct its custodian to transfer the ordinary share rights represented by such ADS rights to an account you specify, in each case pursuant to the terms and subject to the conditions set forth in the Prospectus. You must have a brokerage account established in the U.K. and provide your U.K. brokerage account information in order to cancel your ADS rights and receive the underlying ordinary share rights.

If you take no action with respect to any of your ADS rights within the time periods prescribed below, such ADS rights will be deemed to have been declined and will lapse. If possible, the new ordinary shares ultimately underlying such ADS rights will be sold on your behalf, as described in the Prospectus. There is no guarantee that it will be possible to sell the new ordinary shares ultimately underlying such ADS rights at a price which results in a payment to you.

This letter is being delivered to you as the beneficial owner of the ADSs held by us in your account. The exercise of your ADS rights, the sale of your ADS rights on The New York Stock Exchange, the sale of the ordinary share rights underlying your ADS rights or the surrender of your ADS rights and receipt of the underlying ordinary share rights may only be made by us pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to subscribe for any ADSs to which you are entitled, to sell your ADS rights on The New York Stock Exchange, to sell the ordinary share rights underlying your ADS rights, or to surrender your ADS rights for the underlying ordinary share rights, in each case pursuant to the terms and subject to the conditions set forth in the Prospectus. We urge you to read the Prospectus and the enclosed instructions carefully before instructing us.

Your prompt action is requested, as the exercise period for the ADS rights expires at 2:30 p.m. (New York City time) on October 1, 2013. Please refer to the deadlines relating to the Rights Issue specified in the enclosed letter from us or contact us if you have any questions regarding our deadlines.

If you have any questions or need assistance regarding the Rights Issue, please call Barclays’ information agent, D.F. King & Co., Inc., at +1 (800) 269-6427 (toll free in the U.S. and Canada) or +1 (212) 269-5550 (call collect).

Rights Issue of Barclays PLC

Instructions by Beneficial Owner to Brokers or Other Nominees

The undersigned acknowledges receipt of your letter and has been given access to the prospectus dated September 16, 2013 (the “Prospectus”) relating to the offering of ordinary shares of Barclays PLC in the form of newly issued ordinary shares and newly issued American Depositary Shares (the “ADSs”).

This will instruct you whether to (i) exercise some or all of the ADS rights (“ADS rights”) with respect to ADSs held by you for the account of the undersigned, (ii) sell some or all of the ADS rights on The New York Stock Exchange on behalf of the undersigned, (iii) if the ADS rights are held in certificated form, make a payment of $0.05 per ADS right cancellation fee to the ADS rights agent, direct JP Morgan Chase Bank, N.A. (the “ADS rights agent”) to cancel all or a portion of such ADS rights, and attempt to sell the ordinary share rights underlying such ADS rights on behalf of the undersigned, or (iv) surrender all or a portion of the ADS rights to the ADS rights agent at the ADS rights agent’s New York office and, make a payment of $0.05 per ADS right cancellation fee to the ADS rights agent, and request in writing that the ADS rights agent instruct its custodian to transfer the share rights represented by such ADS rights to an account specified by the undersigned, in each case pursuant to the terms and subject to the conditions set forth in the Prospectus.

Box. 1	☐	Please do not exercise my ADS rights.

Box. 2	☐	Please exercise my ADS rights as set forth below:

		Number of ADSs to be Subscribed for	Deposit Amount per New ADS	Total Payment Required
		Number of whole ADS rights exercised:	U.S.$12.34	U.S.$

Box. 3	☐	Payment in the following amount is enclosed:	U.S.$

Box. 4	☐	Please deduct payment from, and credit ADSs purchased to, the following account maintained by you as set forth below:
Type of Account:
Account Number:
		Amount to be deducted:	U.S.$

Box. 5	☐	Please sell all or a portion of my ADS rights on The New York Stock Exchange as set forth below:

Number of whole ADS rights to be sold:

Box. 6	☐	If you hold my ADS rights in certificated form, please make a payment of $0.05 per ADS right cancellation fee to the ADS rights agent and direct the ADS rights agent to cancel all or a portion of the ADS rights and attempt to sell the share rights underlying such ADS rights on my behalf as set forth below:

Number of whole ADS rights to be cancelled:

Box. 7	☐	Please surrender all or a portion of my ADS rights to the ADS rights agent at the ADS rights agent’s New York office and, make a payment of $0.05 per ADS right cancellation fee to the ADS rights agent, and request in writing that the ADS rights agent instruct its custodian to transfer the share rights represented by such ADS rights to my CREST account as set forth below:

Number of whole ADS rights to be surrendered:

CREST Participant ID:
CREST Member Account ID:
Full Name of CREST Account:
U.K. Receiving Broker Name:
U.K. Receiving Broker Contact:
U.K. Receiving Broker Phone Number:
Date:

Signature:
Printed Name: